Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

DRE - Q4 2007 Duke Realty Corporation Earnings Conference Call

Event Date/Time: Jan. 31. 2008 / 3:00PM ET

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

CORPORATE PARTICIPANTS

Shona Bedwell

Duke Realty Corporation - Manager - IR

Denny Oklak

Duke Realty Corporation - Chairman, CEO

Matt Cohoat

Duke Realty Corporation - EVP, CFO

Bob Chapman

Duke Realty Corporation - COO

CONFERENCE CALL PARTICIPANTS

Michael Knott

Green Street Advisors - Analyst

Lou Taylor

Deutsche Bank - Analyst

Chris Pike

Merrill Lynch - Analyst

Chris Haley

Wachovia - Analyst

Paul Adornato

BMO Capital Markets - Analyst

Michael Bilerman

Citigroup - Analyst

Jay Habermann

Goldman Sachs - Analyst

Justin Maurer

Lord Abbett - Analyst

David Cohen

Morgan Stanley - Analyst

Jamie Feldman

UBS - Analyst

Matt Konrad

Friedman, Billings, Ramsey - Analyst

David Fick

Stifel Nicolaus - Analyst

Steven Rodriguez

Lehman Brothers - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Duke Realty quarterly earnings conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Instructions will be given at that time. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded. I would now like to turn the conference over to our host, Ms. Shona Bedwell. Please go ahead.

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Shona Bedwell  — Duke Realty Corporation - Manager - IR

Thank you, Stacy. Good afternoon everyone and welcome to our quarterly earnings conference call. Joining today is Denny Oklak, Chairman and Chief Executive Officer, Matt Cohoat, Executive Vice President and Chief Financial Officer, Bob Chapman, Chief Operating Officer, and Randy Henry, Assistant Vice President of Investor Relations.

Before we make our prepared remarks, let me remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification as a REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rate, accessibility of the debt and equity capital markets and also other risks inherent in the real estate business. For more information about the risk factors, we would refer you to our 10-K that we have on file with the SEC dated March 1st, 2007. Now for our prepared statement, I’ll turn it over to Denny Oklak.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Thank you, Shona. Thanks, everyone for joining us this afternoon.

Let me start off with what is at the top of everyone’s mind. Yesterday we reduced our guidance for 2008 FFO per share to $2.60 to $2.90 from $2.80 to $3 per share. I know many of you were asking how we could reduce our guidance so significantly in six short weeks since our investor conference in New York. Our answer is that simply that our original 2008 guidance included $50 million to $60 million of FFO from after tax gains on dispositions from our held for sale portfolio or $0.32 to $0.38 per share. In the last 30 days, we have seen a significant increase in uncertainty in the real estate debt markets.

On four of our dispositions which were under contract, lenders have retracted their loan commitments shortly before closing. In light of this market activity, we feel it’s prudent for us to take a more cautious view of our ability to complete these for-sale dispositions in the time frame originally anticipated. I emphasize that the portfolio we originally assumed we would sell in 2008 consists only of projects that are completed or soon to be completed, it totals 9.5 million square feet and it’s 89% leased today, and we have an 8.4% yield on our cost, so even if the properties are not sold as anticipated, they will be providing cash flow and operating FFO. Our original guidance reflected cap rates where we believe they are today, so our reduced guidance simply reflects our cautiousness on the timing of closing those sails, not on the pricing of the assets or the fundamentals of our core operating business.

In addition, I’d like to note that we will not be providing quarterly guidance because of the timing of our closings is clearly subject to this market uncertainty. I would note, however, that our first quarter has historically been the lowest quarter for FFO per share and the highest for G&A expense.

Now, looking back at 2007, the fourth quarter was again an outstanding quarter for us operationally. FFO per share was $0.80 for the quarter, resulting in FFO per share of $2.74 for the year, $0.01 above the midpoint of our most recent guidance. $2.74 represents a growth of 10.5% over 2006. The mix of sources of FFO for the quarter was as we predicted at our investor conference in December, with higher amounts from bill per sale gains, land sales and lease buyouts than previous quarters. A bill per sale closings through year end occurred pretty much as anticipated. We closed on 7 projects, totaling $173 million with an average pre-tax profit margin of 16.4%. We also closed on a number of land sales during the quarter, the most significant of which was a sale of land adjacent to the Nashville Airport to Federal Express in our existing Air Park East Industrial Park.

We also recognized a lease termination fee on a project in South Florida at our Sawgrass Point Office Project. This buyout represented 95% of the present value of the net rent due under the remaining term of the lease, and market rents today are $2 to $3 higher than the rent from the terminated tenant. This is a strong sub-market with low vacancies and strong leasing activity. We also continue to show strong improvement on our funds available for distribution. Our FAD pay-out ratio for the quarter was 70.6%. For the year, we ended up at 85.9%, our lowest since 2001. This improvement is a result of both occupancy increases over the past two years, and our internal focus on reducing expenditures on releasing efforts by doing better deals.

Same property performance slowed somewhat during the fourth quarter, coming in at 0.8%. This is a result of the occupancy increases over the past two years and in the office product type, an increase in expenses in the fourth quarter compared to fourth quarter 2006, primarily related to real-estate taxes and snow removal. For the year, we came in at 3.3%, compared to our guidance of 1 to 3%. We did experience solid growth in net effective rents on our lease renewals for the quarter at 9%. For the year, we were at 5.8% on over 9.8 million square feet of renewals. Our

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leasing activity was again solid during the quarter at 8.6 million square feet, our third highest quarter in the past two years. Activity was solid across all product types.

In-service occupancy decreased slightly from 93.5% to 92.7. We anticipated this decrease in light of fourth quarter speculative completions. A leasing into 2008 still remains solid. We also had a great quarter for new development starts. We started $304 million of projects which were 75% pre-leased. These starts were 39% industrial, 15% health care, and 46% office. Highlights include two build to suit industrial buildings for Unilever, one in Dallas and one in Jacksonville. Each project is about 800,000 square feet and is leased for 10 years, a 136,00 square foot industrial build to suit for Iron Mountain in Tampa leased for 17 years, and in Orlando, a 101,000 square foot office build to suit for Disney on a 7-year lease.

During the quarter, we closed on one acquisition of distribution properties with buildings in Norfolk, Houston and Seattle. This portfolio consists of 750,000 square feet of 100% leased properties at key port locations. We also are pleased to announce we have closed on a joint venture to redevelop another abandoned General Motors plant in Linden, New Jersey. This project is similar to our redevelopment at the Port of Baltimore. The project will be a mixed use project with industrial and retail. A final site plan details will be worked out with the City of Linden over the next few months. We anticipate demolition and cleanup will be complete and development will start in mid 2009. We are a 50% partner and will be responsible for the remediation and the development of the site.

With that, we’ll open it up for questions.

Shona Bedwell  — Duke Realty Corporation - Manager - IR

Thank you. We’re ready to take questions now. Thanks.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Stacy?

QUESTION AND ANSWER

Operator

Yes. Thank you. (OPERATOR INSTRUCTIONS). Our first question comes from the line of Michael Knott, Green Street. Please go ahead.

Michael Knott  — Green Street Advisors - Analyst

Hey, guys. Hey, Denny, can you just give us an update on the prospects for the Merchant Building Joint Venture Fund?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes. The industrial fund, I believe, is what you’re talking about Michael.

Michael Knott  — Green Street Advisors - Analyst

Yes, that’s right.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

We — again, we discussed last quarter that we had had some offers, and then we pulled it. We’ve recomprised that portfolio, and we are just beginning the remarketing of that right now. So it’s a little early to tell. So I don’t really have any specific updates other than to tell you we’re beginning the remarketing right now.

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Michael Knott  — Green Street Advisors - Analyst

Okay. And then can you give us an update on your just a balance sheet strategy and capital recycling strategy? I know you had talked about significant sales of midwestern office to help fund the development pipeline and reduce leverage on the balance sheet. Can you just give us an update on all those things?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Sure. First of all, let me give you that update on Cleveland. As you recall, we have one office portfolio left in Cleveland that we have been marketing. We have a buyer. We’ve had a buyer for several months. This is one of the dispositions where several lenders have backed out during the process, particularly from early December through mid-January. Today the buyer is still very committed, is again working with some additional lenders. So again, it’s just the uncertainty that I mentioned today out there in the capital markets, Michael, but that one we continue to hope to close. We’ve also marketed some suburban office and some downtown assets that we own in Cincinnati. And those projects we received initial offers shortly before year end, and we’re now going back and in the process talking about best and final offers on those, which will come in sort of mid — early to mid next month. And those are the portfolios that we have out in the market at this point in time.

Michael Knott  — Green Street Advisors - Analyst

So it sounds like the strategy of selling something along the lines of 6 to $800 million over a one to two-year period. Is that still the strategy over a high-level perspective, or —

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes. Yes, that’s still the strategy, Michael.

Michael Knott  — Green Street Advisors - Analyst

Okay. Thanks.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Thanks.

Operator

And our next question comes from the line of Lou Taylor with Deutsche Bank. Please go ahead.

Lou Taylor  — Deutsche Bank - Analyst

Thanks, Denny. You kind of touched on it a little bit. Can you give a little more color in terms of the four deals that dropped out, just in terms of what kind of properties were they, office, industrial, fully leased, built to suit, et cetera?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Dave, they’re a little bit all over the board, Lou, but the one I mentioned was Cleveland. Cleveland, actually they’ve had two different lenders that have made commitments and then backed out on that one, and are onto their third right now. There was — a couple of them were build to suit, single tenants. One of them we had a lender back out, but then it did end up getting completed after that. Another one was an industrial building, a newer industrial building where the lender backed out. So it’s just been a little bit all over the board.

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Lou Taylor  — Deutsche Bank - Analyst

Okay. And I guess the second question, kind of along the lines in terms of your debt and financing plans. In terms of the debt that’s due this year, can you give us the flavor in terms of — is that secured or unsecured debt, and what’s your kind of early read in terms of how you’re going to refinance that with either property sales, secured debt, et cetera? What’s the early read on that on the ‘08 plan?

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

Hey, Lou, it’s Matt. We have $225 million coming due in unsecured debt in the first and second quarter, and then about another $40 million or so in secured debt throughout the course of the year on a few different smaller loans. We anticipate using our line of credit for the initial fundings, but then to go back to the unsecured market as it stabilizes, and that would be the primary place we would go to term out really our line of credit as it grows.

Lou Taylor  — Deutsche Bank - Analyst

Okay. And then just last question pertains to development leasing. How does the first half look in terms of, are you getting or are you leasing at the pace that you’ve budgeted?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Bob, you want to take that one?

Bob Chapman  — Duke Realty Corporation - COO

Yes. Well, Lou, this is still January; but as Denny mentioned in the prepared remarks, things are still active across the board, office and industrial coming off 8.6 million square feet of leasing in the fourth quarter. So there’s still good activity out there in both property types.

Lou Taylor  — Deutsche Bank - Analyst

Okay. Thank you.

Operator

And our next question comes from the line of Chris Pike with Merrill Lynch. Please go ahead.

Chris Pike  — Merrill Lynch - Analyst

Good afternoon, Denny. I guess I just want to make sure I understand the revisions as you described them. So is it still your intention to sell or to book $50 million in gains; it’s just now a function of delayed timing, or is it a combination of delayed timing and maybe perhaps instead of 50, maybe it’s 30?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Chris, it’s really delayed timing, or I would say very cautious timing on our part, because again, it’s just very, very difficult to know when all of these projects are going to close. And I know it might be kind of unusual for us to make this revision so early in the year when we have the full year to possibly make up for it; but quite honestly, I would rather be ahead of the game than behind the game with you all, and what we’re seeing right now, we just don’t know how long it’s going to last. As I mentioned, we believe, on that 50 to $60 million that we put in our range of estimates for the year, that we have the correct cap rates in there for today’s market. That isn’t to say that that can’t change again, but I would tell

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you that there’s — I wouldn’t anticipate any way where that 50 or $60 million would go down to $30 million. We could be, I suppose if things could change, a couple million dollars of changes in sales price, but it’s not going to be that kind of significant number that you mentioned, Chris.

Chris Pike  — Merrill Lynch - Analyst

Okay. And I guess just thinking through the G&A and the impact on the overhead costs, I mean, how much of the revision is attributable to perhaps G&A run through the P&L, a higher level of G&A running through the P&L because of the delays, or am I not thinking about that right whereby, that will be basically recouped when you eventually do sell the asset?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yeah. The G&A is recouped, if you will, as we go in the construction process, not in the sales process. So we’re still building and completing all these buildings. As I mentioned, they’re 89% leased today, so they’re basically, you know, pretty close to —

Chris Pike  — Merrill Lynch - Analyst

So the recent overhead is already taken care of.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

The overhead is already taken care of, yes.

Chris Pike  — Merrill Lynch - Analyst

Okay. I notice the other expenses are pretty high, and I understand there are some dead deal costs in there. Can you talk — can you just add some color as to the level of the dead deal costs and maybe talk about if you can, about the project you were looking to pursue?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Matt, what is the overall level of our debt deal cost for —

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

In — Chris, it’s Matt. In the fourth quarter, we had net of tax, about $2.5 million or so of the debt deal cost, and it was really related to three projects, and there are a variety of projects of the nature and type, one retail and one land sale, and then one land acquisition. And so we just look into that at year end, these three different transactions, one we’re anticipating pulling away from. So we wrote off the costs.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes. The most significant one, Chris, was we were looking at a retail project in, we’ll call it western Florida, with our partner Anderson. We’ve done a couple of lifestyle centers. We’ve been working on this thing for 12, 15 months, and with just changes in the market down there, we’re — we are not sure that we’re going to move ahead with that. So we didn’t think it was appropriate to continue to carry those costs.

Chris Pike  — Merrill Lynch - Analyst

Okay. And I guess just last question, basically a question that I got from someone else today, I thought it was interesting. With the continued land sale gains that you guys are putting up during quarter out, can you help us understand who’s buying the land? I mean, who’s the bidder — what type of ventures are actually buying the land from you guys, and what are they actually building upon the dirt?

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Denny Oklak  — Duke Realty Corporation - Chairman, CEO

If you go back for the last several years and look at some of that historical data that I think we provided to you in the investor conference, you notice that’s kind of an up and down business for us, but there’s always some amount, and we’re never quite sure how much it’s going to be. ‘07 was a very significant year on that side, and a couple of — the two most significant ones that come to the top of my mind was early in the year, we sold a piece of ground down in South Florida. It was a ground that — some industrial ground that we had bought and just about a year before or so, and quite honestly, the construction costs down there were moving faster than the rents, and we didn’t feel the numbers worked anymore, and someone came in and made us an unsolicited offer, and in this case it happened to be another developer. So we sold it to another developer.

The second one was what I mentioned in our prepared remarks. This was ground we owned, some we had under options adjacent to the Nashville Airport. We have our Air Park East Industrial Park there, and Federal Express came in and bought a significant portion of them, and we’ve owned that for a few years and had a sizable gain on that transaction, and they are building something there, but they haven’t really announced what they’re going to build there, so we’re not aware of exactly what they’re going to do.

And then you have miscellaneous. We’ve sold some outlots at some of our retail, retail locations. We’ve sold some residential ground, and also out lots up at Anson, some big box sites at Anson. It’s all over the board, and there is just a lot of buyers out there, if you’ve got some land in good places.

Bob Chapman  — Duke Realty Corporation - COO

Hey, Denny. It’s Bob. The one final one I’d mention is the one we sold in West Fields.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes Go ahead, Bob.

Bob Chapman  — Duke Realty Corporation - COO

We mentioned — it was in the press release in the fourth quarter to a user, and we’re going to be building the building for them, but they want to own the land and the building.

Chris Pike  — Merrill Lynch - Analyst

Okay. Thanks a lot, guys.

Operator

Our next question comes from the line of Chris Haley with Wachovia. Please go ahead.

Chris Haley  — Wachovia - Analyst

Good afternoon. Sorry if I missed this. Did you guys offer the development start guidance for ‘08? Has that number changed? I think it was $1.3 billion on your December guidance.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes. I think we had a low end of 1.1, and the midpoint may have been 1.3. As we sit here today, I would say that we still feel pretty comfortable with that — that number. Again, we had a very solid fourth quarter, with $300 million. The health care group has a lot of activity and anticipates a pretty significant increase this year over 2007. Again — I’ll say this again, and then I got a lot of questions about this, when I said in last quarter’s call, but I’ll say it again any way, I think that you will probably see us more cautious on speculative development starts this year just as we

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monitor the economy, and see where everything is going. Our speculative projects that are out there for now are leasing well, and pretty much on budget, and so we may have some more speculative starts, but we will be more cautious than we were maybe 18 months ago. But there’s still some good build to suit opportunities out there that we’re finding on both the industrial and office side.

Chris Haley  — Wachovia - Analyst

Okay. A comment, I guess, Denny. In terms of the buyers out there, it sounds like you feel that there are still buyers out there, but the capital markets aren’t allowing some of the held for sale properties to be taken down. What would cause you to — given — if there’s a static level of demand out there and there’s still good fundamentals on the rentals from the held to rental portfolio, is there something that would cause you to pull back in terms of development start, just from a capital markets perspective, or would you continue to keep the same level of activity?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

I don’t — I don’t think that — I think the driver will be demand, more of our development starts will be demand more than capital markets. The capital markets today are having an effect on our dispositions, because the folks that want to use leverage are clearly having a harder time containing leverage, and so I think it has more of an effect on our disposition program than our development program. As long as the demand is there, and we believe it’s a gold solid asset and we can develop it at the right yield, including if it’s a held for sale on a yield that we think gives us the right spread over what we can ultimately exit at higher cap rates, let’s say, today, I think we’d still look at doing that.

Again, when you look at it, Brandon, the yields on our held for sale portfolio, our yields on cost are still pretty darn good. So if it’s a timing thing on when we dispose of it, we’re not really too concerned about that, because I mentioned on the 9.5 million square feet that we were thinking to sell this year, we’re getting an 8.5 half yield, something like that, 845.

Chris Haley  — Wachovia - Analyst

Okay. And then in terms of some — it looked like a couple of the development projects in the held for rental portfolio slipped a little bit, I think, from expected delivery in Q1 ‘08 into Q2, or Q3. Is that just some timing issues or a little slower lease? I’m just wondering what is going on there.

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

It’s Matt. It’s really just the timing of getting the certificate of occupancies on those projects. It’s not a leasing — it’s not a function of the leasing, and also there’s winter conditions on a couple of projects that just pushed it back a month or so and moved it from one quarter to the next. But overall we’re still on track with our leasing.

Chris Haley  — Wachovia - Analyst

Okay. And last one, Matt. Just in terms of the credit watch list, has there been any notable change in that over the past four months or so?

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

Fortunately there hasn’t. We had good experience for the year with very few defaults on some of our all time level of defaults, and our accounts receivable with in the best shape they’ve been in two years as of the end of 2007, knock on wood.

Chris Haley  — Wachovia - Analyst

Okay. Thank you.

Operator

And our next question comes from the line of Paul Adornato from BMO Capital Markets.

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Paul Adornato  — BMO Capital Markets - Analyst

Just a follow-up on your development activities. Your new developments are coming in pre-construction leasing of 74%, which was what you announced in the fourth quarter. Should we expect similar levels of pre-leasing prior to construction, given your more cautious stance?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Paul, I’m not — I would say you’re going to definitely see higher than you’ve seen over the last 18, 24 months. Whether they come in at 75 every quarter, that might be a little bit on the high side; but I would think that you’d be seeing more at least over the 50% pre-leased on the starts on average.

Paul Adornato  — BMO Capital Markets - Analyst

Okay. And your guidance didn’t change except for the delay in those asset sales. I was wondering if there were any other aspects of guidance assumptions that you think could be at risk given the changing economy or changing economic outlook at this point?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, at this point, our answer is no. We — when you look at our occupancy going in our core portfolio, if you will, it’s really pretty far up there right now, and we have a very low rollover this year, so we’d anticipate holding a very stable occupancy there. Expenses are running at about the same. So I think it’s really on the disposition side, and then again, of course, , just depending on what happens in the economy on those development starts, we’re still very comfortable with our range right now. But we’ll have to see if something in the economy causes us to reevaluate

Paul Adornato  — BMO Capital Markets - Analyst

Okay. And finally just on the Linden redevelopment, you said you’d be responsible for remediation. What particular risks are you exposed to by taking on that responsibility?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, it’s really not any significant risk. We have it all — all of the remediation priced out up front, and we also cover ourselves with insurance policies, both cost cap and long-term liability insurance on that. So on the cleanup, very similar to what we did in Baltimore, there’s very little risk to us in either the short-term or the long-term. Again, I think that’s an outstanding project. We’ve got a great relationship with General Motors, and this is — this is a site that’s just a few miles from the Port of New Jersey.

It’s going to have some bulk industrial product, and also some retail again. We’re just — we have some work to do with the city to finalize the site plan to know how much of each it will be. We’ve got very, very high interest, particularly on the retail side for this in-fill location. So we’re very excited about it, and we’re — we decided to do that project with a partner. As you probably would guess, it’s not real cheap ground up in the middle of New Jersey there, and it’s our first venture into New Jersey. So we brought in a partner, but we will be the development partner. We brought in more of a capital partner on this one.

Paul Adornato  — BMO Capital Markets - Analyst

Okay. Thank you.

Bob Chapman  — Duke Realty Corporation - COO

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Denny, the only other thing I’d add to that is there is a demolition. We have to tear down the existing General Motors building, which will take about a year.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yeah.

Paul Adornato  — BMO Capital Markets - Analyst

Okay. Thanks.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Thanks, Paul.

Operator

And our next question comes from the line of Michael Bilerman from Citigroup. Go ahead.

Michael Bilerman  — Citigroup - Analyst

Can you go back to the four deals where the lenders walked away. Can you give us a sense of the size of the loan commitments, what’s the loan to values, what sort of rates were they at where they had pulled back and why they cannot get new financing?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, I don’t know if I can get into that much detail, but I’ll try to give you some idea. I think that Cleveland was probably the best example. There was — we really agreed on price with the buyer, probably in September, the same buyer, something like that. Mid September, and then they’re working through their due diligence, had a loan commitment from a lender, and the day before they were supposed to go hard on their earnest money, they called and said they needed an extension because their lender needed an extension.

So this was early December. And at the time, I guess it was probably 70% loan to value, and then the lender came back at 60% loan to value, and raised the — raised the rate by 80 basis points, and then — and then the lender just pulled the commitment. And then they had another lender that came in at probably around that same second number, 60, 65%, and they had gotten a commitment, and they went on to sort of the middle to end of December, and then that lender pulled on the commitment. So that’s the kind of thing that’s going on out there right now.

Michael Bilerman  — Citigroup - Analyst

And has the buyer never tried to retrade the deal on your end?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, they’re always trying to retrade, sure, yes,, of course, and then we just have to use our own judgment as to whether we’ll take the retrade or not take the retrade.

Michael Bilerman  — Citigroup - Analyst

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I guess I’m trying to think about, this doesn’t sound like a one off thing that occurred; it happened in four different deals. It sounds like the life and insurance are out there up to a $50 million, $100 million level, why you think this won’t somehow affect ultimately the price that someone is willing to pay for assets?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, I think if you compare this to 9 months ago, I think it has effected the price. But I think today, as I said, I think we have adjusted our pricing, and we have adjusted this later in the year to reflect where we think those are, including the leverage ratios in the loan rates that are out there today.

Michael Bilerman  — Citigroup - Analyst

What sort of spread are you baking in terms of — I think you had your held for sale sales at 400 to $500 million. What sort of margins and cap rate spread are you looking at?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well we’ve — our margins for the fourth quarter were in the 16% range. We’ve always said that we anticipate the margins on those to be in the 10 to 15% range over the long term. We’ve obviously, done quite a bit better than that the last couple of years. We’re back into that area. And our guidance — our range of estimates for ‘08 is in that 10 to 15% margin range. S.

Michael Bilerman  — Citigroup - Analyst

What does that assume in terms of where you’re developing to where you anticipate the sale?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

It’s probably a hundred basis points.

Michael Bilerman  — Citigroup - Analyst

Okay. In terms of the land — the land gains in the fourth quarter, what was your basis in the land to generate a $15 million gain?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

The $15 million was a couple different sales, right?

Bob Chapman  — Duke Realty Corporation - COO

Well, Michael, it was a number of — there were probably 15 different sales in there overall.

Michael Bilerman  — Citigroup - Analyst

Or maybe just in the aggregate, how much land did you sell?

Bob Chapman  — Duke Realty Corporation - COO

I would tell you, for the year, our margins were in the 25% range on our property sales — on our land sales.

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Denny Oklak  — Duke Realty Corporation - Chairman, CEO

And we sold $160 million, in that range. We sold 160 million of land last year.

Michael Bilerman  — Citigroup - Analyst

And generated about $33 million a gain?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes.

Michael Bilerman  — Citigroup - Analyst

Okay. Looking towards just thinking, in going back toward the financing of the business, you have targeted for sale this year about 7 to $900 million of just core sales, and then you have the 4 to $500 million of your held for sale, merchant development sales, so call it $1 billion to $1.5 billion round numbers. You have some acquisitions that you’re forecasting, and you still have some leftover sails that weren’t completed in the fourth quarter, like the Cleveland office sale. I guess how do you feel in terms of the funding of the business knowing that you have $1.3 billion of development starts this year that the book assets is running mid 50s? How are you sort of thinking about maybe slowing down or trying to get other equity to not push your leverage ratios up to the 60% covenant?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, Michael, we’re monitoring that very closely, of course, and monitoring — we’ve got the capacity on our line to complete essentially — and in our debt coverage to complete everything that we’ve got going, and we’ll monitor the new starts versus all of those covenants. We’re monitoring versus all of those covenants and our ability to dispose of properties. We are looking, as things are in today’s capital markets, we’re looking at alternatives. We did the joint venture on this land in New Jersey, because we thought it was a wise decision and also a good way to bring in some outside capital. We continue to look at and will be marketing — our marketing again this industrial joint venture to bring in some additional joint capital. So we’re looking at a lot of different ways.

Michael Bilerman  — Citigroup - Analyst

And the four deals that fell apart due to the lenders pulling apart, what was the totality of value of those in terms of asset value?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, the biggest one was Cleveland. You know, that’s in the 150, $160 million range. The other ones were more one-off sales and I would say probably totaled $70 million maybe.

Michael Bilerman  — Citigroup - Analyst

And the Cleveland is just a held for rental; the others were all held for sale?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

That’s correct.

Michael Bilerman  — Citigroup - Analyst

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Okay. In terms of the renewal percentage in the quarter, it dipped down to below 70. Historically, you had been north of 80 percent renewal. Was it mix oriented in the fourth quarter, or did you actually see that there was a slowdown in terms of the tenants wanting to renew space?

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

Well, it was — Michael, it’s Matt. Primarily the fourth quarter actually had just a very small volume of renewals because we were way out ahead. We still only have 9% of our leases expiring next year, and in the fourth quarter, we only had about a third of the volume of renewals that we had in the first, second and third quarter on average, and so it was primarily that there was just a lot smaller volume, and then there were two bulk industrial tenants in some older buildings that were a couple hundred thousand feet that decided to move for some — for a couple different reasons, just move out of the spaces, and that’s what brought it down a little bit. But on a proportionate basis, we still stayed in the level for where the year, we’re at that 80% level.

Michael Bilerman  — Citigroup - Analyst

Right. And your rent growth was stronger in the fourth quarter. I just didn’t know if there was something else going on.

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

There wasn’t really anything endemic, but really just a couple of deals on a smaller basis.

Michael Bilerman  — Citigroup - Analyst

The last question is just on G&A. Going back to the analyst presentation in December, you sort of put out an all overhead number, about $205 million for the year. You sort of came in at $208.5 million. It looks a little bit tied to service, and your normal G&A on leasing cost. Was there anything in particular that sort of surprised you when everything happened, and how do you look towards ‘08?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

No, I wouldn’t say there was anything that surprised us. Our overhead came in actually below — now this is looking internally — right on our original budget, maybe a little less. So we were very pleased with the results. And then in ‘08, I can tell you we’re being cautious on adding new overhead just as we look at what’s going on in the economy. We’ve got a lot of capacity in place in our existing overhead, with being able to — we did about, again, when you look at starts and volume, our starts were about $1.2 billion, and our total construction development volume that took place during the year was at about $1.1 billion range. So we’re poised to do that. We’re not looking to really ramp up that overhead. Some of it we’ll probably move around. Obviously we’re going to continue to increase on the health-care side and that will just be more some movement from some other places whose development may be a little slower right now.

Michael Bilerman  — Citigroup - Analyst

Okay. Thank you.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes,

Operator

And our next question comes from the line of Jay Habermann with Goldman Sachs. Please go ahead.

Jay Habermann  — Goldman Sachs - Analyst

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Good afternoon. Here with Sloan as well. I just have a question. I know you mentioned leasing was strong, I think you said third best quarter on record, but are you seeing tenants give back space at all in our markets, and also just are tenants taking longer, obviously they’re waiting more on the side lines more today?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Bob, you want to take that one?

Bob Chapman  — Duke Realty Corporation - COO

Yes. I’d say, Jay, it’s probably more a little of the latter, people are taking longer, but we are not getting any space back. It seems people are sitting on their hands and may be fearful about the economy, but we’re still seeing strong activity, but that deal time line is probably stretched out a little bit.

Jay Habermann  — Goldman Sachs - Analyst

Okay. And now it looked like rents dropped a little bit. Clearly it could be mixed, but I’m looking on page 28 of the supplement. Is your mark to market changing at all just on that sort of delay in terms of getting leases signed?

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

Well, I’ll start with that one, and then Bob and Denny can jump in. Jay, the reason it looks like it comes down on 28. If you look at it on a composite on average it is, but when you look at the components of them, it really — we’re slightly up, very, very slightly up on the bulk distribution and up on the suburban office and up on the service center and the other property types. So it’s really more of a mix in the average calculation. The individual product types are actually up a little bit.

Jay Habermann  — Goldman Sachs - Analyst

Okay. And then just a question in terms of supply. Are you seeing your competitors cut back? Are you seeing it more on the private side where there may have been more of a dependence on leverage?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes. I would say clearly, Bob, wouldn’t you?

Bob Chapman  — Duke Realty Corporation - COO

Absolutely.

Jay Habermann  — Goldman Sachs - Analyst

Okay. One other question. In terms of land, are you seeing any changes in terms of pricing?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

No, I don’t think so, nothing that I would say rises even to the level that got our notice, Bob. Do you?

Bob Chapman  — Duke Realty Corporation - COO

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Well, are you talking about in terms of land acquisitions, we’re not — no. I think you can — the frenzy with home buyers buying land that was potential industrial or office land is gone, and I think some of the pricing on that land has come down. You can certainly get terms. So that bodes well with buying new land. But, other than that, really no change.

Jay Habermann  — Goldman Sachs - Analyst

So the land you had for sale for the coming year, you expect to achieve the pricing you had previously forecast?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes. Yes, we would.

Jay Habermann  — Goldman Sachs - Analyst

Okay. Thank you.

Operator

And our next question comes from the line of Justin Maurer with Lord Abbett. Please go ahead.

Justin Maurer  — Lord Abbett - Analyst

Good afternoon, guys. Just to understand the delta on the gains you’re talking about, are you saying that a 50, $60 million and a half of that you expect to slip, just so I understand that right?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

That’s correct.

Justin Maurer  — Lord Abbett - Analyst

Okay. And how much of that is inability to finance and/or lower margin expectations?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, again, not much of it is lower margin expectations. I think we still are comfortable with the cap rates that we had in there, because we had adjusted them. We saw the movement, starting in the third quarter, so we’ve made some adjustments on those. It’s more related to the timing of the closings.

Justin Maurer  — Lord Abbett - Analyst

Okay. And how much of that — again, just to follow up Michael’s question — is coming out of the development book versus the for sale book? Is there any difference, or are you just kind of assuming a similar percentage of both?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, the only thing that hits our FFO is the stuff that’s coming out of the — not the help rental, but the help for sale, year development, and that’s the adjustment made.

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Justin Maurer  — Lord Abbett - Analyst

Okay. And just on the financing question as, well obviously the CMBS market is what it is, but certainly, whether it’s the insurance companies or the banks are not seeing cracks, knock on wood yet in the C&I and CRE portfolios and seem to be pretty aggressive in what they’re willing to do on the lending side. Are you guys seeing it in particular regions or the company or particular lenders, in terms of types of lenders, or —

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, we are seeing, I would say, the banks more — more than anybody, although I would think we’ll start seeing some insurance company lending here. It’s just the banks, their business is so volatile right now, the terms are sort of changing every day, and what they can get approved internally is changing every day, because there’s so much commotion in their business, and that’s what’s making it really difficult for buyers, and then, of course, in turn, to sellers today.

Justin Maurer  — Lord Abbett - Analyst

Got you. And how much are you willing to, on the pricing question, how do you guys philosophically think about what margin you’re willing to take or not take? And like you said, a good bit of those assets are cash-flowing, nice enough that you can hang on to them? I’m sure it’s a project by project basis, but how do you think about that in terms of what expansion your balance sheet is capable of taking on?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes. It is a project-by-project basis, as you say, and we think about it. We had our original target number for cap rates and for profit margin when we pro formaed the deal. So we evaluate it in relation to that. For many years, we always exceeded those profit target numbers. Today I would tell you we’re right at them, and so, as long as we’re right at what we originally targeted, we’re okay. If we’re getting much more than a couple percent or 5% below that, we’ll probably just wait.

Justin Maurer  — Lord Abbett - Analyst

Okay. But in the case of the Cleveland asset, for example, is that something that even though strategically it’s an area you guys have been moving away from, is there a price at which or yield for which it just doesn’t make sense?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yeah I would say Cleveland is a little different. What I was referring to more is the build for sale product.

Justin Maurer  — Lord Abbett - Analyst

Yes.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Cleveland, it’s — we — this is our third portfolio that we’ve sold over the last two years basically. One industrial portfolio we did very well on in mid ‘06, and early ‘07, we did very well on one office portfolio, and we have the last one left. We’ll — we’ll evaluate that; and if we think it’s the right offer and a reasonable offer, that’s probably one that we’ll take. And as I said, we’ve had a reasonable offer out there. As I mentioned on the financing, yeah, there has been a little bit of retrade on that, but we still think it’s a pretty reasonable offer, and if this next round of financing can get done, we’ll get that one closed.

Justin Maurer  — Lord Abbett - Analyst

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Okay. Thanks a lot.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Thank you.

Operator

And our next question comes from the line of David Cohen with Morgan Stanley. Please go ahead.

David Cohen  — Morgan Stanley - Analyst

Hey, good afternoon. Good afternoon. Just maybe you can talk about suburban office a little bit, and the same store declining; but all of the other operating metrics seem to be very strong, whether it’s the new releases or the new renewal leases and the TIs. Can you just talk about that discrepancy? Why was not same store higher given the same strength that it seems to have had?

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

David I’ll take a crack at that. It’s Matt. Really the fundamentals have held up pretty decent with the suburban office, but the fourth quarter on a comparative basis, just the three months of ‘07 versus the three months of ‘06 had much higher operating expenses primarily on snow removal and some real-estate tax adjustments that we had as we get some reassessments in a few of our markets. They’re all expenses that are $1 per $1 pass throughs and don’t affect the bottom line; but on a comparative basis, quarter over quarter, they have a little bit of a drag on the same store. So it’s very tough to look at the suburban office on just three months versus three months. We tend to really focus on an annual basis, 12 months, where it kind of stabilizes the operating expense fluctuations; and on that, we had more reasonable numbers, and our comfortable positive same-store on that metric in 2008.

David Cohen  — Morgan Stanley - Analyst

Okay. And then, on, just a capitalized G&A, I know you guys discussed this a lot in December, but can you — a lot of the capitalized G&A in the third quarter was due to the leasing that you did for the development pipeline, and it sounds like this was also a strong quarter. So can you just talk about, why there was so much less capitalized G&A this quarter versus last quarter, and maybe you can compare the leasing you did in the development portfolios?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

It was a very, very strong quarter for leasing, but the last quarter was still 20% more. So that’s why it was — I mean, that is the main effect. The volume of leasing in the third quarter was just substantially higher. And then we had a little bit less in construction volume, which is more cyclical as we get into the winter months.

David Cohen  — Morgan Stanley - Analyst

Okay. So — but why does 20% less leasing doesn’t sound like a $6 million, where G&A kind of goes up three times. So what is the delta that I’m missing here?

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

Well, if you look at the page 27, you can see that, you know, capitalized lease costs are sort of in that proportion, $13 million versus $10 million. And then I think the difference that you’re probably — I’m not sure what you’re calculating, but it’s probably just the year-end accruals and compensation accruals are in there that in general made the fourth quarter total expenses a little bit higher than the third quarter.

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David Cohen  — Morgan Stanley - Analyst

Yes. All right. Thank you.

Operator

And our next question comes from the line of Jamie Feldman with UBS. Please go ahead.

Jamie Feldman  — UBS - Analyst

Thank you very much. I was just hoping you could provide a little more color in terms of your comment earlier about leasing decisions taking longer. Can you just maybe clarify, you know, which markets and which property types and which types of tenants are bracing a little more for a slowdown than others?

Bob Chapman  — Duke Realty Corporation - COO

Well, yeah, Jamie, this is Bob. We’re — it’s across the board, and it’s just taking a little bit longer. It’s tough, because it’s — this is January 31st, and you’re coming off the holiday period. But it’s just — across the board in all of the markets we’re seeing it on the industrial side probably a little more than on in the office. It’s just taking a little bit longer for people to make decisions, but offsetting that is we’re seeing really strong activity. I was talking to our Dallas group today. Very strong activity on all of the buildings we have there, both office and industrial, same thing in Chicago. There’s — there’s still strong activity out there, but it’s just — I think people, when it comes time to actually making the decision, they’re just a little bit — a little bit cautious.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

And I guess the other thing I would add, Bob, that I always pay attention to in this area is how many deals that we think we’ve got really close to being signed, and then end up not getting signed, people back out at the last minute, and we haven’t — we’ve seen very few of those. I’m not saying we haven’t seen any. We’ve seen, one or two across the system, but we haven’t seen a significant rash of deals we’ve been working on for two or three months falling out. So to me that’s always a good sign.

Jamie Feldman  — UBS - Analyst

Okay. And you’re saying there’s no particular reason where it’s any better or worse? It’s just across the board?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes. I don’t think it’s — I don’t think there’s anything really affecting it regionally right now.

Jamie Feldman  — UBS - Analyst

Okay. And then are you seeing enough that you’re aggressively looking at acquisitions right now, but if you were, would you be looking a little closer at doing some acquisitions given that it seems like pricing is probably getting more attractive?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, it’s not a terribly high priority for us still because even though pricing on the acquisitions is getting more attractive, pricing on development is getting more attractive. We can push the yields a little bit in certain markets and in certain product types, and so — we always still generally say that our development yields are always going to be higher than the acquisition yields. Now, having said that, we did that one acquisition which

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wasn’t a big acquisition, but it was another off market deal that we did, and we’re able to give us a little presence in Norfolk and add a building in Houston and over by the port and one in Seattle. So we like that acquisition. We’ve got some pending acquisitions coming up in Savannah, from our local partner has completed some buildings, and we’ll be closing on those here over the next few months, and — but we’re not looking much at others right now.

Jamie Feldman  — UBS - Analyst

And then do you expect to see any distress selling in your markets?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

I would say not — not in the short-term here. I think, if you look back at the lending markets, that we were really pretty good up until say, mid last year. I think most people have good low-rate debt on their properties. It goes out for a while further. So I think it’s going to take a little while for that debt to mature, and then, if there’s any other projects or any other problems with renewing or refinancing that debt, then you might see, but I don’t think it will happen here short-term.

Jamie Feldman  — UBS - Analyst

All right. Thank you.

Operator

Our next question comes from the line of Matt Konrad with FBR. Please go ahead.

Matt Konrad  — Friedman, Billings, Ramsey - Analyst

Hi. Good afternoon, gentlemen. Thanks for taking my call. You had mentioned — you had mentioned a few times your port strategy, and the acquisition that you made was obviously port-focused and I just wanted to get a gauge on what you’re thinking as far as demand at the ports and whether there’s been any changes in demand with the weak dollar.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

It’s very interesting. I was talking to some of our folks who were down visiting our Savannah properties here just in the last few weeks, and they met with one of our major tenants in there who’s a shipper, and he — his statement was, it’s really turned, excuse me, more toward exports than imports now. He’s seeing much more export property in his distribution facilities down there than he was, say, 12, 18 months ago. And I think that’s as a result of the dollar. So I think it is changing somewhat, but the ports seem to do fine either way.

Matt Konrad  — Friedman, Billings, Ramsey - Analyst

And as a rule of thumb, or do you use a rule of thumb as far as the demand for space for imports versus exports? I would think that importing, you would need more warehouse space. How do you feel about that?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Bob, I don’t have an answer on that. Do you have any thoughts?

Bob Chapman  — Duke Realty Corporation - COO

Sorry.

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Denny Oklak  — Duke Realty Corporation - Chairmain, CEO

Yes I don’t think we — we would tell you we don’t see much difference between the demand on either the import or the export side. I think they’re relatively the same. It’s just who’s using when.

Matt Konrad  — Friedman, Billings, Ramsey - Analyst

Great. And just quick housing. You had mentioned acquisitions. Do you see any change in your land sales for the year? It was 15 to $30 million.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Oh, in our guidance?

Matt Konrad  — Friedman, Billings, Ramsey - Analyst

Yeah, yeah, please.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

No, no.

Matt Konrad  — Friedman, Billings, Ramsey - Analyst

Okay.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

I think we’re still comfortable with that.

Matt Konrad  — Friedman, Billings, Ramsey - Analyst

And how about your FAD payout ratio? It was 85 to 90. Any changes there?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

No, I don’t think. Obviously, since we’ve reduced our guidance in FFO a little bit, it will have pushed that up slightly, but it’s not going to be a great effect.

Matt Konrad  — Friedman, Billings, Ramsey - Analyst

Okay. Great. Thanks for taking my call.

Operator

And our next question comes from the line of David Fick from Stifel Nicolaus. Please go ahead.

David Fick  — Stifel Nicolaus - Analyst

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Thank you. Your land development, land held for sale for development, I’m sorry, right now, just over $900 million, and that’s up pretty substantially, as you know. Can you just talk about where that’s headed, how much of that you will absorb into your development pipeline this year, how much you might add to it, and what you would expect that balance to be at year end as well as how much is entailed in the land cost at the New Jersey GM site?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Sure, David. That land cost, just a couple things that I would say, is — it’s probably at — it’s pretty much at its highest level right now. It was up at year end, because actually we closed on that New Jersey land ourselves, because GM wanted to close before year end, and then in January, we closed on the joint venture, so that land balance will go down, because it will go into the joint venture. When you look at the overall balance, we believe we’re very well landed everywhere, if you will. We’re in good shape, with good parks.

There is — I think the new acquisitions of land will be really fairly minimal this year. If you look at what we used through development in sales in ‘07, it’s probably in the $300 million range, something like that. So roughly a third of the total. Can’t — can’t say for sure if we’d have that same amount, but my guess between land sales and development this year, it’s in the 250 to $300 million range with fewer acquisitions. So I think you’re going see that balance trending down.

David Fick  — Stifel Nicolaus - Analyst

Okay. I guess this is for Matt. Your same-store numbers were up $25 million, 3.25%. How does that break out occupancy versus improvement?

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

The occupancy, in fact, is about half of it, and then there’s a burnoff of free rent and rental rate growth that make up the other half of the 3.3%.

David Fick  — Stifel Nicolaus - Analyst

Okay. Great. Thanks a lot.

Operator

And our next question comes from the line of Steven Rodriguez with Lehman Brothers. Please go ahead.

Steven Rodriguez  — Lehman Brothers - Analyst

Hi, guys. Just a question on your releasing spreads for next year. You guys have around 12 million square feet expiring. Could you estimate what your mark to market on that is possibly or will be, in a range?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Well, if you look at where we were in the past year, it varies a little bit by product type, but we have some pretty good mark to market up in the 8 to 10% range. For the last quarter, maybe a little less than that for the year. So my — it’s definitely to tell, because it’s all spread out, and it’s a lot of different places and product types, but my guess is in the 5 to 7% range, up.

Steven Rodriguez  — Lehman Brothers - Analyst

Okay. And is it — do you consider the ‘08 expiring portfolio similar to your fourth quarter, where you had — where you had less expirations or — I’m sorry. Less renewals than expected, or to you expect it to be more in the 80% range?

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Denny Oklak  — Duke Realty Corporation - Chairman, CEO

I would expect to be more in the 80% range.

Steven Rodriguez  — Lehman Brothers - Analyst

Okay. And one last question, Matt. Your interest and other income, is that the item that includes the dead deal costs, $2.5 million you mentioned?

Matt Cohoat  — Duke Realty Corporation - EVP, CFO

Yes.

Steven Rodriguez  — Lehman Brothers - Analyst

Great. Thank you very much.

Operator

Okay. Our last question is from Michael Knott, a follow-up question with Green Street Advisors. Please go ahead.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Michael?

Michael Knott  — Green Street Advisors - Analyst

Hello?

Operator

Mr. Knott, can you hear us? Okay. Please go ahead.

Michael Knott  — Green Street Advisors - Analyst

I wanted to just ask you quickly about the land sale in northern Virginia. Wasn’t that at about $45 a foot, and then I’m curious how that compares to your basis and how the accounting for that works. I thought that was approximated, your basis from what you had left after the Winkler deal.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yeah. We had a gain on that land sale, but, you know, we brought that at retail just a year or so ago. So it wasn’t a terribly significant gain percentage for the sales price. Bob, I don’t remember, on a per square foot basis, but I know it was pretty expensive land.

Bob Chapman  — Duke Realty Corporation - COO

Yes. That’s — 45 is about right, Michael.

Michael Knott  — Green Street Advisors - Analyst

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Okay.

Bob Chapman  — Duke Realty Corporation - COO

And the key part of that deal and the sale is we are — we have a development agreement with the buyer, and we’re going to build — it’s right next to the NRO, and we’re going to build there, a new campus there, very extensive campus starting in ‘08 and ‘09.

Michael Knott  — Green Street Advisors - Analyst

Okay. And so the basis there is — approximates what you sold it there, maybe the basis was a little lower?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yeah. I’m guessing we had maybe a 3 to 5% gain on that.

Michael Knott  — Green Street Advisors - Analyst

That’s not in the fourth quarter numbers, right?

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

It was in the fourth quarter numbers, yeah.

Michael Knott  — Green Street Advisors - Analyst

Oh, it was. Okay.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Yes.

Michael Knott  — Green Street Advisors - Analyst

Thank you.

Operator

And we have no further questions.

Shona Bedwell  — Duke Realty Corporation - Manager - IR

I want to thank you for joining our conference call today. Our first quarter call is tentatively scheduled for May 1st at the same time, 3 p.m. eastern. Thanks everyone. Have a nice day.

Operator

Thank you. This concludes our conference for today, and thank you for using AT&T executive teleconference. You may now disconnect.

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© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.